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                                                                    Exhibit 12.1

                  REMINGTON ARMS COMPANY, INC. AND SUBSIDIARIES
         Statement Re: Computation of Ratio of Earnings to Fixed Charges
                              (Dollars in Millions)

                                   -------     -------     -------     -------     -------
                                     2002        2001        2000        1999        1998
                                   -------     -------     -------     -------     -------
Earnings:
   Net Income (Loss)               $  20.0     $  13.7     $  19.9     $  23.0     $  17.2
   Add:
      Income Taxes                    13.9         8.5        12.5        14.7        11.1
      Interest Expense (a)            12.3        15.3        15.6        14.1        19.2
      Portion of Rents
        Representative of
        Interest Factor                0.1         0.1         0.1         0.1         0.1
                                   -------     -------     -------     -------     -------
                                   $  46.3     $  37.6     $  48.1     $  51.9     $  47.6
                                   =======     =======     =======     =======     =======
Fixed Charges:
      Interest Expense (a)         $  12.3     $  15.3     $  15.6     $  14.1     $  19.2
      Capitalized Interest             0.1         0.1         0.5        --          --
      Portion of Rents
        Representative of
        Interest Factor                0.1         0.1         0.1         0.1         0.1
                                   -------     -------     -------     -------     -------
                                   $  12.5     $  15.5     $  16.2     $  14.2     $  19.3
                                   =======     =======     =======     =======     =======

        Ratio of Earnings to
           Fixed Charges               3.7x        2.4x        3.0x        3.7x        2.5x

(a) Includes amortization of discount on indebtedness and excludes capitalized interest.